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                               ATRIUM COMPANIES, INC.,
                                      AS ISSUER,

                           WING INDUSTRIES HOLDINGS, INC.,
                                WING INDUSTRIES, INC.,
                                 DOOR HOLDINGS, INC.,
                              R. G. DARBY COMPANY, INC.
                                         AND
                                  TOTAL TRIM, INC.,
                              AS SUBSIDIARY GUARANTORS,

                                         AND

                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                      AS TRUSTEE
                            ------------------------------


                                   AMENDMENT NO. 2

                             DATED AS OF OCTOBER 2, 1998

                                        TO THE

                                      INDENTURE

            DATED AS OF NOVEMBER 27, 1996 AND AMENDED AS OF MARCH 23, 1998

                           -------------------------------

                                     $100,000,000

                      10 1/2% SENIOR SUBORDINATED NOTES DUE 2006


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

     AMENDMENT NO. 2, dated as of October 2, 1998 ("Amendment No. 2"), to the INDENTURE, dated as of November 27, 1996 and amended as of March 23, 1998 (the "Indenture"), among ATRIUM COMPANIES, INC., a Delaware Corporation, as Issuer (the "Company"), WING INDUSTRIES HOLDINGS, INC., a Delaware corporation ("WIH"), WING INDUSTRIES, INC., a Texas corporation ("Wing"), DOOR HOLDINGS, INC., a Delaware corporation ("Door"), R. G. DARBY COMPANY, INC., an Alabama corporation ("Darby"), TOTAL TRIM, INC., an Alabama corporation ("Total Trim," and collectively with WIH, Wing, Door and Darby, the "Additional Subsidiary Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

     Each party hereto agrees for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2006 to amend, pursuant to Section 9.1(a)(5) of the Indenture, the Indenture as follows:

     1.   WIH and Door are direct wholly-owned subsidiaries of the Company.
Wing is a direct wholly-owned subsidiary of WIH, and Darby and Total Trim are direct wholly-owned subsidiaries of Door. Pursuant to Section 11.7 of the Indenture, the Additional Subsidiary Guarantors hereby agree to guarantee the obligations of the Company under the Indenture as set forth in Article XI of the Indenture by virtue of their execution of this Amendment No. 2 and hereby agree that the defined term "Subsidiary Guarantor" contained in Section 1.1 of the Indenture shall be deemed to include the Additional Subsidiary Guarantors.

     2. This Amendment No. 2 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     3. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     4. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflict of laws thereunder.

     5. The Trustee shall not be responsible for any recital herein, as such recitals shall be taken as statements of the Company, or the validity of the execution by the

Additional Subsidiary Guarantors of this Amendment No. 2. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 2.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to the Indenture to be duly executed and attested as of the date and year first written above.


                                   ATRIUM COMPANIES, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:


                                   ADDITIONAL SUBSIDIARY GUARANTORS:


                                   WING INDUSTRIES HOLDINGS, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:


                                   WING INDUSTRIES, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:


                                   DOOR HOLDINGS, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:

                                   R. G. DARBY COMPANY, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:


                                   TOTAL TRIM, INC.


                                   By:  _______________________________
                                   Name:
                                   Title:




                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as Trustee


                                   By:  _______________________________
                                   Name:
                                   Title: